Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Foresight Energy LP. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: February 17, 2015	FORESIGHT RESERVES, LP

	By	Insight Resource, LLC, general partner of Foresight Reserves, LP

	By:	Cline Resource and Development Company, sole manager of Insight Resource LLC

	By:	/s/ John F. Dickinson, II
	Name:	John F. Dickinson, II
	Title:	President

INSIGHT RESOURCE, LLC

	By	Cline Resource and Development Company, sole manager of Insight Resource LLC

	By:	/s/ John F. Dickinson, II
	Name:	John F. Dickinson, II
	Title:	President

CLINE RESOURCE AND DEVELOPMENT COMPANY

	By:	/s/ John F. Dickinson, II
	Name:	John F. Dickinson, II
	Title:	President

CHRISTOPHER CLINE

	By:	/s/ Christopher Cline
	Name:	Christopher Cline